Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement (No. 333 - 135515) on Form S-8 of Omega Flex Inc. of our report dated June 21, 2012, relating to our audit of the financial statements and supplemental schedule of the Omega Flex, Inc. 401(k) Profit Sharing Plan, which appears in this report on Form 11-K of the Omega Flex, Inc. 401(k) Profit Sharing Plan for the year ended December 31, 2011.

/s/ McGladrey LLP

McGladrey LLP

Blue Bell, PA

June 21, 2012